EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,  AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Uroplasty, Inc. (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert C. Kill, President and Chief Executive Officer, and acting Chief financial Officer, of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ ROBERT C. KILL

Robert C. Kill
Chief Executive Officer and
acting Chief Financial Officer

Dated: August 1, 2013